                                                                  EXHIBIT 12.1


                          COSTCO WHOLESALE CORPORATION

                COMPUTATION OF RATIO OF EARNINGS TO FIXED CHARGES
                             (DOLLARS IN THOUSANDS)


                                                   AUG 29,       AUG 30,       AUG 31,        SEPT 1,       SEPT 3,      AUG 28,
                                                    1999          1998          1997           1996          1995         1994
                                                -----------   ------------  -------------  ------------  -----------  -------------
Earnings(1).................................... $  858,866    $  766,403    $  520,329(5)  $  423,477    $  368,204   $  203,555(3)
Less: Capitalized interest.....................     (4,380)       (3,542)       (4,097)        (5,612)       (3,275)      (7,170)
Add: Interest on debt(2).......................     49,907        51,077        80,378         83,690        71,186       57,642
 Portion of rent under long-term operating
   leases representative of an interest
     factor....................................     35,558        33,225        32,411         33,412        32,160       26,940
                                                -----------   ------------  -------------  ------------  -----------  -------------
Total earnings available for fixed charges..... $  939,951    $  847,163    $  629,021     $  534,967    $  468,275   $  280,967
                                                -----------   ------------  -------------  ------------  -----------  -------------
                                                -----------   ------------  -------------  ------------  -----------  -------------

Fixed Charges:
   Interest on debt(2)......................... $   49,907    $   51,077    $   80,378     $   83,690    $   71,186   $   57,642
   Portion of rent under long-term operating
     leases representative of an interest
     factor....................................     35,558        33,225        32,411         33,412        32,160       26,940
                                                -----------   ------------  -------------  ------------  -----------  -------------
                                                -----------   ------------  -------------  ------------  -----------  -------------

Total fixed charges............................ $   85,465    $   84,302    $  112,789     $  117,102    $  103,346   $   84,582
                                                -----------   ------------  -------------  ------------  -----------  -------------
                                                -----------   ------------  -------------  ------------  -----------  -------------

Ratio of earnings to fixed charges.............       11.0          10.0           5.6(6)         4.6           4.5          3.3(4)
                                                -----------   ------------  -------------  ------------  -----------  -------------
                                                -----------   ------------  -------------  ------------  -----------  -------------


(1) Earnings represent income from continuing operations before provision for income taxes and cumulative effect of accounting change.

(2)      Includes amortization of debt expense and capitalized interest.

(3) Includes provision for merger and restructuring expenses of $120,000 pre-tax ($80,000 or $.36 per share after tax) related to the merger of The Price Company and Costco Wholesale Corporation in October 1993. If such provision for merger and restructuring expenses were excluded, income from continuing operations before provision for income taxes for fiscal 1994 would have been $323,555.

(4) If the $120,000 pre-tax provision for merger and restructuring expenses were excluded, the ratio of earnings to fixed charges for fiscal 1994 would have been 4.7.

(5) Includes the effect of adopting SFAS No. 121, a $65,000 pre-tax charge for asset impairment. If such provision were excluded, income from continuing operations before provision for income taxes for fiscal 1997 would have been $585,329.

(6) If the $65,000 pre-tax provision for asset impairment were excluded, the ratio of earnings to fixed charges would have been 6.2.